UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2008

SEARCH BY HEADLINES.COM CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52381

(Commission File Number)

Not Applicable

(IRS Employer Identification No.)

1200 Beaufort Road, North Vancouver, British Columbia, Canada, V7G 1R7

(Address of principal executive offices and Zip Code)

778.386.3528

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2009, Joe Loeppky resigned as the president, secretary, treasurer and a directors of our company.

On October 29, 2009, we appointed Jason Hanson, a current director of our company, as our president, secretary and treasurer.

Mr. Hanson has worked for Newalta Corporation for five years and is responsible for the purchasing and the inventory programs. Mr. Hanson brings fundamental technical knowledge to our company as well as an understanding of the business aspects associated with the industry. He has no prior experience as a director or officer of a public company.

Family Relationships

There are no family relationships among our directors or officers.

Certain Related Transactions and Relationships

Since our the beginning of our fiscal year ended July 31, 2009, we have not been a party to any transaction, proposed transaction, or series of transactions in which Mr. Hanson or any member of the immediate family of Mr. Hanson has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCH BY HEADLINES.COM CORP.

/s/ Jason Hanson

Jason Hanson

President, Secretary, Treasurer, and Director

Date: October 29, 2009